UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Director Compensation

Pursuant to its director compensation policy and timing policy for equity grants, Nalco Holding Company granted 3,086 restricted stock units (“RSUs”) under the Amended and Restated 2004 Stock Incentive Plan to each of the non-management directors. The terms and conditions for such restricted stock units will be reflected in agreements to be executed by the non-management directors. The form of such agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Director Indemnification Agreements

On January 8, 2010, Nalco Holding Company (the “Company”) entered into an indemnification agreement with each of its directors (the “Director Indemnification Agreement”). The Company’s directors are: Carl M. Casale, Rodney F. Chase, J. Erik Fyrwald, Richard B. Marchese, Paul J. Norris, Douglas A. Pertz, Daniel S. Sanders and Mary M. VanDeWeghe.

The Director Indemnification Agreement supplements existing indemnification provisions in the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and, in general, provides for indemnification of claims or proceedings brought against a Director relating to his or her position and actions as director for the Company. The Agreement also includes advancement of expenses for such indemnified claims or proceedings. The Director Indemnification Agreement establishes processes and procedures for indemnification of claims, advancement of expenses and other aspects of the Company’s obligations under the Agreement.

The preceding description is qualified in its entirety by reference to the form of Director Indemnification Agreement which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

10.1	Form of Restricted Stock Unit Agreement.

10.2	Form of Director Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/S/ STEPHEN N. LANDSMAN
Secretary

Date: January 11, 2010